UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
_____________________________________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
______________________________________________________________________

Date of Report (Date of earliest event reported): December 1, 2011

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On December 1, 2011, we received a Notice of Deficiency from the Internal Revenue Service (IRS) claiming that we owe additional net taxes of $581 million, plus interest and penalties, based on an audit of the 2004, 2005 and 2006 tax years of Guidant Corporation and its subsidiaries as they existed in that time period. We previously disclosed in our public filings the February 2011 receipt of an IRS Revenue Agent's Report for these years and our expectation that we would not be able to resolve our tax liability for these years through applicable IRS administrative procedures. This Notice of Deficiency is materially consistent with the February 2011 Revenue Agent's Report. The incremental tax liability primarily relates to proposed adjustments to Guidant's intercompany transfer pricing in connection with technology license agreements between certain of its domestic and foreign subsidiaries and to the financial terms of our transaction agreement with Abbott Laboratories pertaining to the sale of Guidant's vascular intervention business to Abbott in April 2006. The proposed IRS adjustments are based on positions substantially similar to those currently subject to our U.S. Tax Court proceedings for the 2001, 2002 and 2003 tax years of Guidant and the 2006 and 2007 tax years of Boston Scientific.

We do not agree with the transfer pricing methodologies applied by the IRS or its resulting assessment and we believe that the IRS has exceeded its authority by attempting to adjust the terms of our negotiated third-party agreement with Abbott. We intend to file a timely petition to the U.S. Tax Court contesting the IRS assessment. We believe that we have meritorious defenses for our tax filings, that the IRS positions with regard to these matters are inconsistent with the applicable tax laws and the existing Treasury regulations, and that the previously reported income tax for the years in question is appropriate. No payments on the net assessment would be required until the dispute is definitively resolved, which, based on experiences of other companies, could take several years. We believe that our income tax reserves associated with these matters are adequate and that the final resolution will not have a material impact on our financial condition or results of operations. However, both the final resolution and potential impact of that resolution are uncertain and could have a material impact on our financial condition or results of operations.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on the Company's beliefs, assumptions and estimates using information available to the Company at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our opinions with respect to: the strength of our tax position with respect to this matter, the final resolution of this matter and expected timing thereof, the adequacy of tax reserves for this matter; and our financial performance.  If the Company's underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by the Company's forward-looking statements.  These factors, in some cases, have affected and in the future (together with other factors) could affect the Company's ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this Current Report.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation, including tax litigation, and the final resolution thereof; our restructuring initiatives; financial market conditions; and future business decisions made by the Company and our competitors.  All of these factors are difficult or impossible to predict accurately and many of them are beyond the Company's control.  For a further list and description of these and other important risks and uncertainties that may affect the Company's future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which the Company may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q the Company has filed or will file hereafter.  The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements to reflect any changes in expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this document.

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 7, 2011	BOSTON SCIENTIFIC CORPORATION

	By:	/s/ Vance R. Brown
Vance R. Brown
Vice President, Chief Corporate Counsel